EXHIBIT 99.1

Olympic Steel Reports Record Quarterly Sales and First Quarter 2012 Financial Results

CLEVELAND, May 3, 2012 (GLOBE NEWSWIRE) -- Olympic Steel, Inc., (Nasdaq:ZEUS) (the Company), a national metals service center, today reported its financial results for the first quarter ended March 31, 2012.

Net sales for the first quarter of 2012 totaled $382.1 million, a record quarterly revenue total, and increased 29.8% from $294.4 million for the first quarter of 2011. First quarter 2012 net income totaled $6.2 million, or $0.57 per diluted share, compared to net income of $10.3 million, or $0.94 per diluted share, in last year's first quarter.

The 2012 first quarter financial results include the results of Chicago Tube and Iron (CTI), which was acquired by the Company on July 1, 2011.

Commenting on the results, Chairman and Chief Executive Officer Michael D. Siegal stated, "Our first quarter results and record sales benefited from sequentially improved flat rolled performance from the fourth quarter of 2011, and outstanding performance in the pipe and tube segment. Our pipe and tube business has delivered consistently strong financial results, as CTI has been immediately accretive to our earnings since its acquisition. We have also executed well on our previously announced strategic capital investments, including the successful startup of our third temper mill in Gary, Indiana. We began delivering quality tempered sheet product to our customers from Gary in the first quarter of 2012, and look forward to growing our business levels there to its 150,000 ton annual capacity in the upcoming quarters. Our balance sheet remains strong, with completion of a $50 million amendment to our credit agreement in the first quarter, increasing the size of our revolver from $265 million to $315 million, while lowering our borrowing rates."

Olympic Steel's Board of Directors approved a regular quarterly cash dividend of $0.02 per share, which is payable on June 15, 2012 to shareholders of record on June 1, 2012.

A simulcast of Olympic Steel's 2012 first quarter and annual earnings conference call may be accessed via the Investor Relations section of the Company's website at www.olysteel.com. The simulcast will begin at 10:00 a.m. Eastern Time today and a replay of the call will be available for 14 days thereafter.

Founded in 1954, Olympic Steel is a leading U.S. metals service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel and aluminum products. The Company's CTI subsidiary is a leading distributor of steel tubing, bar, pipe, valves and fittings, and fabricates pressure parts for the electric utility industry. Headquartered in Cleveland, Ohio, Olympic Steel currently operates from 33 facilities in North America. For further information, visit the Company's web site at http://www.olysteel.com.

The Olympic Steel, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3582

It is the Company's policy not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "anticipate," "should," "intend," "expect," "believe," "estimate," "project," "plan," "potential," or "continue," as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: general and global business, economic, financial and political conditions, including the ongoing effects of the global economic recovery; access to capital and global credit markets; competitive factors such as the availability and pricing of metal, industry shipping and inventory levels, and rapid fluctuations in customer demand and metal pricing; the cyclicality and volatility within the metals industry; the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the ability to successfully integrate CTI and to achieve the expected results of the acquisition; the ability to retain CTI's management team and CTI's relationships with customers and suppliers; the success of our new startups in Gary, Indiana; Mount Sterling, Kentucky; Monterrey, Mexico; Roseville, Minnesota; Kansas City, Missouri; and Streetsboro, Ohio; the ability to successfully integrate the newly leased locations or newly acquired businesses into our operations and achieve expected results; equipment installation delays or malfunctions, including the new Streetsboro, Ohio facility and the Gary, Indiana temper mill and cut-to-length line; the ability to comply with the terms of our asset-based credit facility and to make the required term-loan payments; the ability of our customers to honor their agreements related to derivative instruments; customer, supplier, and competitor consolidation, bankruptcy or insolvency; reduced production schedules, layoffs or work stoppages by our own, our suppliers' or our customers' personnel; the availability and costs of transportation and logistical services; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives and our business information system implementations; the successes of our strategic efforts and initiatives to increase sales volumes, maintain or improve working capital turnover and free cash flows, improve inventory turnover and improve our customer service; the timing and outcome of inventory lower of cost or market adjustments; the adequacy of our existing information technology and business system software; the successful implementation of our new information systems; the timing and outcome of our joint venture's efforts and ability to liquidate its remaining real estate; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and our ability to generate free cash flow through operations, reduce inventory and repay debt within anticipated timeframes; the recently enacted federal healthcare legislation's impact on the healthcare benefits required to be provided by us and the impact of such legislation on our compensation and administrative costs; and unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require an increase in our costs for such contingencies. Further information on these and other risks and uncertainties is provided under Item 1A "Risk Factors" of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which disclosure is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. This release speaks only as of its date and the Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports filed with or furnished to the SEC.

OLYMPIC STEEL
SELECTED FINANCIAL INFORMATION

(in thousands, except per share data and ratios)

	Three Months Ended
	March 31,
	2012	2011
SUMMARY RESULTS OF OPERATIONS:	(unaudited)

Net sales	$ 382,052	$ 294,381

Operating income	12,263	17,313

Income before income taxes	10,189	16,508

Net income	$ 6,230	$ 10,323

Net income per share - diluted	$ 0.57	$ 0.94

	As of March 31,		December 31,
	2012	2011	2011
SUMMARY BALANCE SHEET DATA:	(unaudited)		(audited)

Accounts receivable, net	$ 167,261	$ 136,904	$ 122,579

Inventories, net	317,726	198,910	277,765

Net property and equipment	196,530	122,599	193,413

Goodwill	47,254	7,083	47,254

Total assets	792,678	481,660	707,499

Current liabilities	170,106	116,214	139,575

Total debt	290,037	80,940	244,216

Shareholders' equity	293,944	271,931	286,576

Shareholders' equity per share	26.95	24.95	26.28

Debt-to-equity ratio	.99 to 1	.30 to 1	.85 to 1

	Three Months Ended
	March 31,
	2012	2011
OTHER DATA:	(unaudited)

Capital expenditures	7,969	7,903

Cash dividends per share	$ 0.02	$ 0.02

OLYMPIC STEEL
RESULTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2012		2011
	(unaudited)

Net sales	$ 382,052		$ 294,381
% change	29.8%		75.3%

Costs and expenses

Cost of materials sold (exclusive of items shown below)	306,678	80.3%	230,962	78.5%
Warehouse and processing	21,222	5.6%	15,590	5.3%
Administrative and general	18,374	4.8%	13,211	4.5%
Distribution	9,059	2.4%	6,208	2.1%
Selling	7,141	1.9%	5,804	2.0%
Occupancy	2,323	0.6%	1,826	0.6%
Depreciation	4,770	1.2%	3,467	1.2%
Amortization	222	0.1%	--	0.0%

Total costs and expenses	369,789	96.8%	277,068	94.1%

Operating income	12,263	3.2%	17,313	5.9%

Other income, net	(34)	(0.0%)	--	0.0%

Income before financing cost and income taxes	12,297	3.2%	17,313	5.9%

Interest and other expense on debt	2,108	0.6%	805	0.3%

Income before income taxes	10,189	2.7%	16,508	5.6%

Income tax provision	3,959	38.9%	6,185	37.5%

Net income	$ 6,230		$ 10,323

Earnings per share:

Net income per share - basic	$ 0.57		$ 0.94

Weighted average shares outstanding - basic	10,988		10,935

Net income per share - diluted	$ 0.57		$ 0.94

Weighted average shares outstanding - diluted	10,997		10,945

OLYMPIC STEEL
SEGMENT FINANCIAL INFORMATION

(in thousands)

	Three Months Ended
	March 31,
SEGMENT INFORMATION:	2012	2011
	(unaudited)
Net sales
Flat products	$ 316,629	$ 294,381
Tubular and pipe products	65,423	--
Total net sales	$ 382,052	$ 294,381

Operating income
Flat products	$ 5,819	$ 17,313
Tubular and pipe products	6,444	--
Total operating income	$ 12,263	$ 17,313

Depreciation and amortization
Flat products	$ 3,870	$ 3,467
Tubular and pipe products	1,122	--
Total depreciation and amortization	$ 4,992	$ 3,467

Capital expenditures
Flat products	$ 5,447	$ 7,903
Tubular and pipe products	2,522	--
Total capital expenditures	$ 7,969	$ 7,903

	As of March 31,		December 31,
	2012	2011	2011
Total assets
Flat products	$ 573,438	$ 481,660	$ 494,179
Tubular and pipe products	219,240	--	213,320
Total assets	$ 792,678	$ 481,660	$ 707,499

The tubular and pipe products segment is a result of the July 1, 2011 acquisition of Chicago Tube and Iron.
As a result, there is no segment data for the tubular and pipe products segment for the first quarter of 2011.
CONTACT: Richard T. Marabito
         Chief Financial Officer
         Telephone:  (216) 292-3800
         Fax:  (216) 292-3974